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EXHIBIT 11.1
                                DOUBLECLICK INC.

          COMPUTATION OF BASIC AND PRO-FORMA NET LOSS PER COMMON SHARE

                                                                          Number of
                                                                         Common and
                                                                           Common                     Weighted
                                                                         Equivalent       Days         Average
                                                                           Shares      Outstanding     Shares
                                                                         -----------   -----------    --------
PERIOD ENDED MARCH 31, 1997

Class A common stock outstanding at January 1, 1997, and exchange
    for Common stock ..................................................... 3,940,890        90       3,940,890

Class B common stock outstanding at January 1, 1997, and exchange
    for Common stock ..................................................... 5,118,228        90       5,118,228

Class C common stock outstanding at January 1, 1997, and exchange
    for Common stock .....................................................         2        90               2
                                                                                                             -

Weighted average shares used in basic and diluted net loss per share .....                           9,059,120

Assumed issuance and conversion of convertible preferred stock as of
    January 1, 1997 ...................................................... 6,234,434        90       6,234,434

Assumed redemption of Class B and C Common stock from assumed
    proceeds and conversion of convertible preferred stock ...............(3,896,137)       90      (3,896,137)
                                                                                                    -----------

Pro forma weighted average shares used in basic and diluted net loss
    per share computation ................................................                          11,397,417

Net loss for the period March 31, 1997 ...................................                        $ (1,242,427)
                                                                                                  -------------

Basic net loss per share .................................................                             $ (0.14)
                                                                                                       --------

Pro forma basic net loss per share .......................................                             $ (0.11)
                                                                                                       --------


PERIOD ENDED MARCH 31, 1998

Common stock outstanding at January 1, 1998 .............................. 6,118,972        90       6,118,972

Stock options exercised ..................................................    35,750   Various          17,875

Issuance of common stock ................................................. 4,025,000        39       1,744,167

Issuance of common stock upon conversion of convertible preferred stock
    upon February 20, 1998 initial public offering ....................... 6,234,434        39       2,701,588
                                                                                                     ---------

Weighted average shares used in basic and diluted net loss per share .....                          10,582,602

Assumed issuance of conversion of convertible preferred stock for the
    period from January 1, 1998 through February 20, 1998 ................ 6,234,434        51       3,532,846
                                                                                                     ---------

Pro forma weighted average shares used in basic and diluted net loss
    per share computation ................................................                          14,115,448

Net loss for the period March 31, 1998 ...................................                        $ (4,427,253)
                                                                                                  -------------

Basic net loss per share .................................................                             $ (0.42)
                                                                                                       --------

Pro forma basic net loss per share .......................................                             $ (0.31)
                                                                                                       --------
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